Exhibit 23.1(d)

July 7, 2000

Securities and Exchange Commission
Atlanta District Office
3475 Lenox Road, N.E.
Suite 100
Atlanta, Georgia 30326-1232

RE:	Energy Search, Incorporated
Registration of Stock Dividend
on Form SB-2

Ladies and Gentlemen:

I am acting as counsel to Energy Search, Incorporated, a Tennessee corporation (the "Company"), in connection with the above-referenced registration of stock dividend on Form SB-2 (the "Registration Statement").

I hereby consent the reference to my law firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement, as amended.

Very truly yours, PATRICK R. SUGHROUE, P.C. /s/ Patrick R. Sughroue Patrick R. Sughroue

PRS:prs
c:   Mr. Richard S. Cooper